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                                                                   EXHIBIT 99.3

                       AMENDMENT TO EMPLOYMENT AGREEMENT


     Carrizo Oil & Gas, Inc., a Texas corporation ("Company"), and ___________, ("Executive") have previously entered into an Employment Agreement dated as of June __, 1997 ("Employment Agreement"), and by this agreement hereby amend the Employment Agreement effective as of January ___, 1998 as follows:

     If the holders of shares of the Company's 9% Series A Preferred Stock, par value $.01 per share (which stock is contemplated to be sold by the Company to Enron Capital & Trade Resources Corp., a Delaware corporation ("Enron"), and Joint Energy Development Investments II Limited Partnership, a Delaware limited partnership ("JEDI II")), exercise their rights and remedies, including their voting rights to elect any directors to the board of directors of the Company, as provided under the Basic Documents (as such term is defined in the Stock Purchase Agreement dated January __, 1998 among the Company, Enron and JEDI
II), the exercise of such rights and remedies of such holders will not constitute a "Change in Control" within the meaning of Section 9 of the Employment Agreement.

     In witness whereof, the parties have caused these presents to be executed this ___ day of January, 1998, effective as of the day and year first above written.


                                              CARRIZO OIL & GAS, INC.



                                              By:
                                                 --------------------------
                                                 Name:
                                                 Title:



                                              -----------------------------
                                              Name:
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